[ELITE PHARMACEUTICALS LOGO]

             ELITE PHARMACEUTICALS APPOINTS CHIEF SCIENTIFIC OFFICER

NORTHVALE, N.J.--February 14, 2007--Elite Pharmaceuticals, Inc. ("Elite" or the "Company") (AMEX: ELI), announced the appointment of Veerappan Subramanian, Ph.D. as its acting Chief Scientific Officer.

Dr. Subramanian has been responsible for the development and FDA approval of over 150 specialty and generic drug products during his 33 years in the pharmaceutical industry. He was the founder and Chief Executive Officer of Kali Laboratories, Inc., a specialty generic pharmaceutical company, which was acquired by Par Pharmaceuticals in 2004. Currently, Dr. Subramanian heads Novel Laboratories Inc., a specialty pharmaceutical company focusing on the research, development, manufacturing, licensing and acquisition of specialty generic pharmaceuticals, of which Elite owns 49% of the outstanding equity.

In his capacity as acting Chief Scientific Officer, Dr. Subramanian will oversee all scientific activities and personnel of the Company.

"We are fortunate to have such a skilled and experienced pharmaceutical developer and executive leading our scientific activities as we enter the later stages of clinical testing of our pain products. Dr. Subramanian's experience in the development and commercialization of pharmaceutical products and his outstanding scientific and regulatory expertise will be invaluable in driving our growth strategy and creating value for our shareholders." said Bernard Berk, Chairman and CEO of Elite.

Dr. Charan Behl, the former Chief Scientific Officer of the Company, will assume the position of Head of Technical Affairs and oversee the Company's clinical programs, process development, analytical development and quality control with respect to the Company's products. On February 9, 2007, the Company and Dr. Behl entered into an amended employment agreement.

ABOUT ELITE PHARMACEUTICALS

Elite Pharmaceuticals is a specialty pharmaceutical company principally engaged in the development and manufacturing of oral controlled-release products. The Company's strategy includes developing generic versions of controlled release drug products with high barriers to entry and assisting partner companies in the life cycle management of products to improve off-patent drug products. Elite's technology is applicable to develop delayed, sustained or targeted release capsules or tablets. Elite has one product currently being sold commercially and a pipeline of eight other drug products under development in the therapeutic areas that include pain management, allergy, cardiovascular and infection. The addressable market for Elite's current pipeline of generic and branded drug products exceeds $6 billion. Elite also has a GMP and DEA registered facility for research, development, and manufacturing located in Northvale, NJ.

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, INCLUDING THOSE RELATED TO THE PRELIMINARY NATURE OF THE CLINICAL PROGRAM RESULTS AND THE POTENTIAL FOR FURTHER PRODUCT DEVELOPMENT, THAT INVOLVE KNOWN AND UNKNOWN RISKS, DELAYS, UNCERTAINTIES AND OTHER FACTORS NOT UNDER THE CONTROL OF ELITE, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE




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OR  ACHIEVEMENTS  OF THE COMPANIES TO BE MATERIALLY  DIFFERENT FROM THE RESULTS,
PERFORMANCE OR OTHER EXPECTATIONS IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. IN PARTICULAR, BECAUSE SUBSTANTIAL FUTURE TESTING WILL BE REQUIRED PRIOR TO APPROVAL, THE RESULTS DESCRIBED ABOVE MAY NOT BE SUPPORTED BY ADDITIONAL DATA OR BY THE RESULTS OF SUBSEQUENT TRIALS. THESE RISKS AND OTHER FACTORS, INCLUDING THE TIMING OR RESULTS OF PENDING AND FUTURE CLINICAL TRIALS, REGULATORY REVIEWS AND APPROVALS BY THE FOOD AND DRUG ADMINISTRATION AND OTHER REGULATORY AUTHORITIES, AND INTELLECTUAL PROPERTY PROTECTIONS AND DEFENSES, ARE DISCUSSED IN THE ELITE'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION SUCH AS THE 10K, 10Q AND 8K REPORTS. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS.

FOR FURTHER INFORMATION, CONTACT:

Investor Relations
The Investor Relations Group
Dian Griesel/ Jordan Silverstein
Phone: 212-825-3210

For Elite Pharmaceuticals, Inc.
Dianne Will, Investor Relations
Phone: 518-398-6222
E-Mail: dwill@willstar.net
Website: WWW.ELITEPHARMA.COM